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                                                                   EXHIBIT 23.6
                              ARTHUR ANDERSEN LLP


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of FCR, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the two years then ended, dated February 27, 1998, except with respect to Note 13 as to which the date is September 30, 1998, and Note 14 as to which the date is November 11, 1999, included in or made a part of this registration statement on Form S-4.

                                                   /s/ Arthur Anderson LLP
                                                   -----------------------

Charlotte, North Carolina
  November 11, 1999.